                                                                     EXHIBIT 4.6

                           VARCO INTERNATIONAL, INC.

                     WAIVER AND CONSENT TO NOTE AGREEMENT
                           DATED AS OF JUNE 23, 1997


To Each of the Holders Named
in the attached Schedule 1

Ladies and Gentlemen:

     Reference is made to the Note Agreement dated as of July 1, 1992 (as heretofore amended, modified or supplemented by amendment or waiver, the "Note Agreement") between Varco International, Inc., a California corporation (the "Company") and each of the Purchasers named in Schedule 1 attached thereto pursuant to which the Company issued $50,000,000 aggregate original principal amount of its 8.95% Senior Notes due June 30, 1999 (the "Senior Notes"). The current holders of the Notes (the "Holders"), the respective original principal amounts of the Notes held by each such Holder and the current outstanding principal amount of the Notes held by each such Holder are set forth in Schedule 1 hereto. This Waiver and Consent to Note Agreement is hereinafter referred to as the "Waiver." Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Note Agreement. This Waiver is being executed and delivered in light of the following facts:

     A. The Company is a party to a Credit Agreement, dated as of February 25, 1993 (as amended, the "Citicorp Credit Agreement"), among the Company, Citicorp USA, Inc. and Citibank, N.A. (together, the "Existing Lenders").

     B. In connection with the execution and delivery of the Citicorp Credit Agreement and pursuant to the Waiver and Second Amendment to Note Agreement, dated as of February 25, 1993 the holders of more than 66_% in aggregate principal amount of the outstanding Senior Notes consented to the execution and delivery of Guaranties and Subordination Agreements by the following subsidiaries of the Company, dated as of the dates indicated:

     GROUP 1

        Best Industries, Inc. - February 25, 1993
        Martin-Decker TOTCO, Inc. - February 25, 1993
        Varco Shaffer, Inc. - February 25, 1993

     GROUP 2

        Varco International Inc Pte Ltd - February 25, 1993
        Varco (U.K.) Limited - February 25, 1993
        Varco International Canada Ltd.
        (formerly named 304774 Alberta Ltd.) - February 25, 1993
        Varco BJ Oil Tools, B.V. - February 25, 1993

          Rig Technology Limited - November 30, 1994
          Metrox, Inc. - August 17, 1993

The Guaranties and Subordination Agreements executed and delivered by the companies listed above under the caption "Group 1" (the "Group 1 Guarantors") are hereinafter collectively referred to as the "Continuing Guaranties" and the "Continuing Subordination Agreements", respectively, and the Guaranties and Subordination Agreements executed and delivered by the companies listed above under the caption "Group 2" (the "Group 2 Guarantors") above are hereinafter collectively referred to as the "Terminating Guaranties" and the "Terminating Subordination Agreements", respectively. The Continuing Guaranties and the Terminating Guaranties are hereinafter collectively referred to as the "Guaranties", and the Continuing Subordination Agreements and the Terminating Subordination Agreements are hereinafter collectively referred to as the "Subordination Agreements".

     C. The Company intends to enter into a Credit Agreement (the "Union Bank Credit Agreement") with Union Bank of California, N.A. and the other financial institutions listed on the signature pages thereof (collectively, the "New Lenders"), which will make available to the Company a revolving credit facility not exceeding $65,000,000 inclusive of a $20,000,000 letter of credit subfacility.

     D. The Union Bank Credit Agreement will provide as conditions precedent to the availability of the credit facilities thereunder (1) that the commitments under the Citicorp Credit Agreement be terminated, (2) that the Continuing Guaranties and the Continuing Subordination Agreements be amended and restated to read in full in substantially the forms of the attached Exhibits A and B, respectively, and (3) that either (a) the termination of the Terminating Guaranties be consented to by the holders of 100% of the outstanding principal amount of the Senior Notes and the Existing Lenders or (b) that the each of the Terminating Guaranties and the Terminating Subordination Agreements be amended and restated to read in full in substantially the forms of the attached Exhibits A and B, respectively.

     E. The Union Bank Credit Agreement will also provide for the termination of the Terminating Guaranties subsequent to their amendment and restatement as contemplated by clause (2)(b) of paragraph D above in the event that the consent of holders of 100% of the outstanding principal amount of the Senior Notes is received subsequent to such amendment and restatement.

     F. The Company has requested that the Holders consent to the amendment and restatement of the Guaranties and the Subordination Agreements and the termination of the Terminating Guaranties and the Terminating Subordination Agreements, either as presently in effect or as amended and restated.

(S)1  CONSENT AND WAIVER

     (S)1.1  Amendment and Restatement of Guaranties and Subordination


                                      2.

Agreements. The Holders hereby consent to the execution and delivery by each of the Group 1 Guarantors and each of the Group 2 Guarantors of an Amended and Restated Guaranty in substantially the form of the attached Exhibit A and an Amended and Restated Subordination Agreement in substantially the form of the attached Exhibit B and waive any violation of Section 7.9 of the Note Agreement resulting therefrom. The consent and waiver provided for in this (S)1.1 shall become effective as of the date set forth above upon the execution and delivery of this Waiver by the Holders of not less than 66_% of the outstanding principal amount of the Senior Notes and the satisfaction of the additional conditions set forth in (S)4 of this Waiver.

     (S)1.2 Termination of Terminating Guaranties and Terminating Subordination Agreements. The Holders hereby consent to the termination of the Terminating Guaranties and the Terminating Subordination Agreements either as presently in effect or as amended and restated as contemplated by (S)1.1 of this Waiver. The consent provided for in this (S)1.2 shall become effective upon the execution and delivery of this Waiver by the Holders of all of the outstanding principal amount of the Senior Notes and the satisfaction of the additional conditions set forth in (S)4 of this Waiver. Upon such effectiveness, the Terminating Guaranties and the Terminating Subordination Agreements shall terminate, and the Holders shall have no further rights under the Terminating Guaranties or the Terminating Subordination Agreements, either as presently in effect or as amended and restated as contemplated by (S)1.1 of this Waiver.

     (S)1.3 Additional Guaranties and Subordination Agreements. Each Holder hereby consents to the execution and delivery by any other Subsidiary of a Guaranty substantially in the form of the attached Exhibit A and a Subordination Agreement substantially in the form of the attached Exhibit B and waive any violation of Section 7.9 of the Note Agreement resulting therefrom. The consent and waiver provided for in this Section 1.3 shall become effective upon the execution and delivery of this Waiver by the Holders of not less than 66_% of the outstanding principal amount of the Senior Notes and the satisfaction of the additional conditions set forth in (S)4 of this Waiver.

(S)2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

       As an inducement to the Purchasers to enter into this Waiver, the Company represents and warrants that:

       (S)2.1 Event of Default. Upon the effectiveness of this Waiver, there will exist no Default or Event of Default under the Note Agreement.

       (S)2.2 Authorization. The execution and delivery by the Company of this Waiver and the amendment and restatement of the Subordination Agreements as contemplated by (S)1.1 hereof, have been duly authorized by proper corporate proceedings and this Waiver, the Note Agreement and the Subordination Agreements constitute, and when (and in the case of the Terminating Subordination Agreements if) executed and delivered by the Company will constitute, legal, valid

                                      3.

and binding obligations of the Company enforceable by the other parties thereto against the Company in accordance with their respective terms. The Guaranties and Subordination Agreements constitute, and when (and in the case of the Terminating Guaranties and the Terminating Subordination Agreements if) amended and restated as contemplated by (S)1.1 hereof, will constitute, legal, valid and binding obligations of the respective Subsidiaries party thereto, enforceable against such Subsidiaries in accordance with their respective terms, subject to the provisions hereof regarding the termination of the Terminating Guaranties and the Terminating Subordination Agreements.

     (S)2.3 No Conflict. Neither the execution and delivery by the Company of this Waiver or the amendment and restatement of the Guaranties or the Subordination Agreements nor compliance with the provisions hereof or thereof, or with the Note Agreement, will (in the case of the amended and restated Guaranties and Subordination Agreements subject to the fulfillment of the conditions precedent to effectiveness contained in this Waiver) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company or any Subsidiary or the certificate or articles of incorporation or by-laws of the Company or any Subsidiary or the provisions of any indenture, instrument or agreement to which the Company or any Subsidiary is a party or is subject, or by which its property is bound, or conflict with or constitute a default thereunder.

     (S)2.4 Representations and Warranties. The representations and warranties set forth in Section 3.1 of the Note Agreement are true and correct, in all material respects, as of the date of this Waiver.

(S)3.  REPRESENTATIONS AND WARRANTIES AND COVENANTS OF THE HOLDERS.

     (S)3.1 Authorization. Each Holder executing and delivering this Waiver, severally and not jointly, represents and warrants to the Company (1) that such execution and delivery has been duly authorized by proper corporate proceedings, and that this Waiver has been duly executed and delivered by such Holder and constitutes the legal, valid and binding obligation of such Holder enforceable against it in accordance with its terms and (2) in the case of each such Holder which holds one or more Senior Notes registered in the name of a nominee that such Holder is the beneficial owner of the Senior Note(s) so held and is authorized to execute and deliver this Waiver as the "holder" of such Senior Note(s) within the meaning of (S)9.1 of the Note Agreement.

(S)4.  ADDITIONAL CONDITIONS TO EFFECTIVENESS.

     The effectiveness of the consent and waiver provided for in (S)1.1 hereof, the consent provided for in (S)1.2 hereof, and the consent and waiver provided for in (S)1.3 hereof are each subject to the following additional conditions:

     (S)4.1 Union Bank Credit Agreement. The Company and the New Lenders shall have entered into the Union Bank Credit Agreement.

                                      4.

     (S)4.2 Continuing Guaranties and Continuing Subordination Agreements. The Continuing Guaranty of each Group A Subsidiary shall have been amended and restated substantially in the form of Exhibit A attached hereto, and the Continuing Subordination Agreement of each Group A Subsidiary shall have been amended and restated substantially in the form of Exhibit B attached hereto.

     (S)4.3 Terminating Guaranties and Terminating Subordination Agreements. Either (1) this Waiver shall have been executed and delivered by the Holders of all of the outstanding Senior Notes or (2) the Terminating Guaranty of each Group B Subsidiary shall have been amended and restated substantially in the form of Exhibit A attached hereto, and the Terminating Subordination Agreement of each Group B Subsidiary shall have been amended and restated substantially in the form of Exhibit B attached hereto.

     (S)4.4 Existing Lenders. The Existing Lenders shall have waived all of their rights under the Guaranties and the Subordination Agreements.

(S)5.  MISCELLANEOUS.

     (S)5.1 Ratification. The terms and provisions of the Note Agreement, except to the extent waived by this Waiver, shall remain in full force and effect and is ratified, approved and confirmed in all respects.

     (S)5.2 Choice of Law. This Waiver shall be governed by and construed in accordance with the laws of the State of Illinois.

     (S)5.3 Execution in Counterparts. This Waiver may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the Company and the Holders have caused this Waiver to be executed and delivered by their respective officer or officers thereunto duly authorized as of the day and year first above written.

                                   VARCO INTERNATIONAL, INC.

                                   By:
                                      -----------------------------------
                                   Title:


                                   JOHN HANCOCK MUTUAL LIFE INSURANCE
                                   COMPANY

                                   By:
                                      -----------------------------------
                                   Title:

                                      5.

                                  JOHN HANCOCK VARIABLE LIFE INSURANCE
                                  COMPANY

                                  By:
                                     ---------------------------------
                                  Title:


                                  MASSACHUSETTS MUTUAL LIFE INSURANCE
                                  COMPANY

                                  By:
                                     --------------------------------
                                  Title:


                                  JOHN HANCOCK LIFE INSURANCE COMPANY

                                  By:
                                     --------------------------------
                                  Title:


                                  CENTRAL LIFE ASSURANCE COMPANY

                                  By:
                                     --------------------------------
                                  Title:


                                  NORTH ATLANTIC LIFE INSURANCE COMPANY

                                  By:
                                     --------------------------------
                                  Title:


                                  CANADA LIFE INSURANCE COMPANY OF
                                  AMERICA

                                  By:
                                     --------------------------------
                                  Title:


                                  NORTHWEST NATIONAL INSURANCE COMPANY

                                  By:
                                     --------------------------------
                                  Title:


                                      6.

                                  SCHEDULE 1

===============================================================================
                                         ORIGINAL                 OUTSTANDING
          HOLDER                         PRINCIPAL                 PRINCIPAL
    (REGISTERED NOTE NO(S))               AMOUNT                    AMOUNT
-------------------------------------------------------------------------------
John Hancock Mutual Life Insurance       $ 8,000,000              $ 4,800,000
Company
(R-7)
-------------------------------------------------------------------------------
John Hancock Variable Life Insurance     $ 4,000,000              $ 2,400,000
Company
(R-8 & R-13)
-------------------------------------------------------------------------------
Massachusetts Mutual Life Insurance      $10,000,000              $ 6,000,000
Company
(R-9 & R-11)
-------------------------------------------------------------------------------
John Hancock Life Insurance Company      $ 4,500,000              $ 2,700,000
of America
(R-12)
-------------------------------------------------------------------------------
Central Life Assurance Company           $ 5,000,000              $ 3,000,000
(Registered in name of Salkeld & Co.
as nominee for  Bankers Trust Co. as
custodian)
(R-14)
-------------------------------------------------------------------------------
North Atlantic Life Insurance Company    $ 3,000,000              $ 1,800,000
of America
(R-18, R-19 & R-20)
-------------------------------------------------------------------------------
Canada Life Insurance Company of         $ 5,000,000              $ 3,000,000
America
(Registered in the name of Cummings
& Co. as nominee)
(R-21)
-------------------------------------------------------------------------------
Northwestern National Life Insurance     $ 2,500,000              $ 1,500,000
Company
(Registered in the name of Salkeld &
Co. as nominee)
(R-22, R-23 & R-24)
-------------------------------------------------------------------------------
United Services Life Insurance           $ 4,800,000              $ 4,800,000
Company
(Registered in the name of Salkeld &
Co. as nominee)
(Principal amount reduced from
$8,000,000 to $4,800,000 upon
transfer to reflect principal
prepayments of $1,600,000 on each
of June 30, 1995 and 1996)
(R-25)
-------------------------------------------------------------------------------
Total:                                   $46,800,000*             $30,000,000
===============================================================================

* Total does not add to $50,000,000 due to issuance of Senior Note to United Services Life Insurance Company in reduced principal amount to reflect prepayments of principal aggregating $3,200,000 made prior to transfer.